Exhibit 4.1

NEXPOINT REAL ESTATE FINANCE, INC.

as Issuer,

and

UMB BANK, National Association

as Trustee

5.75% SENIOR NOTES DUE 2026

FIRST SUPPLEMENTAL

INDENTURE

Dated as of April 20, 2021

TO THE INDENTURE

Dated as of April 13, 2021

i

ii

FIRST SUPPLEMENTAL INDENTURE dated as of April 20, 2021 (this “Supplemental Indenture”), among NEXPOINT REAL ESTATE FINANCE, INC., a Maryland corporation (the “Company”) and UMB Bank, National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of April 13, 2021 (the “Base Indenture”), providing for the issuance by the Company from time to time of Securities in one or more series;

WHEREAS, Section 2.01 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, the Company desires to execute this Supplemental Indenture to establish the form and to provide for the issuance of a series of the Company’s senior notes designated as the Company’s 5.75% Senior Notes due 2026 (the “Notes”), in an initial aggregate principal amount of $75,000,000;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company; and

WHEREAS, all of the other conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such series, as follows:

ARTICLE I

RELATION TO BASE INDENTURE; DEFINITIONS; INTERPRETATION

SECTION 1.1 Relation to Base Indenture.

This Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

SECTION 1.2 Incorporation by Reference of Trust Indenture Act.

The following Trust Indenture Act term used in this Supplemental Indenture has the following meaning:

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

SECTION 1.3 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

SECTION 1.4 Definition of Terms; Interpretation.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;

(2) To the extent a term is defined in this Supplemental Indenture and in the Base Indenture, the term defined in this Supplemental Indenture shall govern and be controlling with respect to the Notes; and

(3) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

SECTION 1.5 Additional Definitions.

For purposes of this Supplemental Indenture and the Notes, the following terms shall have the following meanings:

“Acquired Indebtedness” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a subsidiary of the Company or at the time it merges or consolidates with the Company or any of its subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Section 2.04 of the Base Indenture and Section 2.2, as part of the same series as the Initial Notes.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Securities Registrar or paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means: (1) an Investment by the Company or any subsidiary of the Company in any other Person pursuant to which such Person shall become a subsidiary of the Company or any subsidiary of the Company, or shall be merged with or into the Company or any subsidiary of the Company; or (2) the acquisition by the Company or any subsidiary of the Company of the assets of any Person (other than a subsidiary of the Company) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Authentication Order” means a written order signed in the name of the Company instructing the Trustee to authenticate and deliver the Notes, signed by one or more Officers of the Company.

“Business Day” means, with respect to the Notes, any day other than a day on which federal or state banking institutions in the Borough of Manhattan, the City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized or obligated by law, executive order or regulation to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such entity (including without limitation all warrants, options, derivative instruments, or rights of subscription or conversion relating to or affecting Capital Stock), whether outstanding on the issue date of the notes or issued thereafter.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $250,000 and is insured by the Federal Deposit Insurance Corporation, and (f) investments in money market funds or mutual funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Change of Control Repurchase Event” means: (1) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, other than a Permitted Holder, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of the Capital Stock entitling that person to exercise more than 50% of the total voting power of all the Capital Stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (2) following the closing of any transaction referred to in subsection (1), neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, or the NYSE American, or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble, and subject to the provisions of Article IX, shall also include its successors and assigns.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Comparable Treasury Issue” means the United States Treasury security selected by the Company as having a maturity comparable to the remaining term of such Notes to be redeemed (assuming, for this purpose, that such Notes matured on the Notes Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means with respect to any Redemption Date for the Notes (i) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters, or the “Four Quarter Period,” ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available, or the “Transaction Date,” to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

1) the incurrence or repayment of any Indebtedness of such Person or any of its subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

2) any asset sales or other dispositions or any asset originations, asset purchases, Investments and Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its subsidiaries (including any Person who becomes a subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are originated or purchased, the Investments that are made and the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset origination, asset purchase, Investment or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum, without duplication, of (i) Consolidated Net Income; and (ii) to the extent Consolidated Net Income has been reduced thereby: (a) all income taxes of such Person and its subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Company’s assets); (b) Consolidated Interest Expense; (c) depreciation, depletion and amortization of such Person and its subsidiaries; and (d) any “mark to market” gains or losses recognized in accordance with GAAP of such Person and its subsidiaries.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

1) Consolidated Interest Expense; plus

2) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

1) the aggregate of the interest expense of such Person and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

2) to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its subsidiaries before the payment of dividends on Preferred Stock for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

1) after-tax gains and losses from asset sales or abandonments or reserves relating thereto (including gains and losses from the sale of corporate tenant lease assets);

2) after-tax items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Company’s assets;

3) the net income (but not loss) of any subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that subsidiary of that income is restricted by a contract, operation of law or otherwise;

4) the net income or loss of any other Person, other than a Consolidated Subsidiary of the referent Person, except:

a. to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Consolidated Subsidiary of the referent Person (other than a subsidiary described in clause (3) above), by such other Person; or

b. that the referent Person’s share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

5) any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature;

6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued, but not including revenues, expenses, gains and losses relating to real estate properties sold or held for sale, even if they were classified as attributable to discontinued operations under the provisions of ASC 205-20); and

7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Subsidiary” means, with respect to any Person, a subsidiary of such Person, the financial statements of which are consolidated with the financial statements of such Person in accordance with GAAP.

“Covenant Defeasance” shall have the meaning set forth in Section 11.3.

“Debt Facilities” means, with respect to the Company or any of its subsidiaries, one or more debt facilities, including the Existing Credit Agreements, or other financing arrangements (including, without limitation, indentures and master repurchase agreements) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under Section 5.2) or adds subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.2, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes, the Depository Trust Company and any successor thereto.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

“Existing Credit Agreements” means: the Freddie Mac Credit Agreement with the related documents thereto (including, without limitation, any security documents) and as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 5.2) or adding subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Existing OP Notes” means the existing 7.50% Senior Unsecured Notes due 2025 of NexPoint Real Estate Finance Operating Partnership, L.P.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means, individually and collectively, each of the Notes in the form of a Global Security issued to the Depositary or its nominee, substantially in the form of Exhibit A.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, for any Person at any date, without duplication, (a) all then-outstanding indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other then-outstanding indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all then-outstanding obligations of such Person under financing leases, (d) all then- outstanding obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all then-outstanding liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. For the avoidance of doubt, the indebtedness relating to “Bonds payable held in variable interest entities” that are not obligations of the Company, but are included on the Company’s balance sheet as required by GAAP will not be included in this definition.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, and as further supplemented, amended or restated.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $75,000,000 aggregate principal amount of Notes issued under this Supplemental Indenture on the date hereof.

“Intercompany Indebtedness” means Indebtedness to which the only parties are any of the Company and any Consolidated Subsidiary; provided, however, that with respect to any such Indebtedness of which the Company is the borrower, such Indebtedness is subordinate in right of payment to the Notes.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), or corporate tenant lease to or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences or Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and its subsidiaries on commercially reasonable terms in accordance with the Company’s or its subsidiaries’ normal trade practices, as the case may be.

“Issue Date” means April 20, 2021.

“Legal Defeasance” shall have the meaning set forth in Section 11.2.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Make-Whole Premium” means, with respect to any Note redeemed before the Notes Par Call Date, the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such Notes matured on the Notes Par Call Date from the Redemption Date to the Notes Par Call Date (exclusive of any accrued interest required to be paid on the applicable Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; over (b) 100% of the principal amount of such Note.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Debt to Equity Ratio” means as of any date of determination, the ratio of (a) the sum of (x) the aggregate principal amount of senior securities representing Indebtedness for borrowed money of the Company and its Consolidated Subsidiaries (including under the Notes) as of such date, plus (y) the aggregate principal amount of any Indebtedness for borrowed money of Persons other than the Company and its Consolidated Subsidiaries, which Indebtedness is subject to a guarantee as of such date by either of the Company or any of its Consolidated Subsidiaries, less (z) all cash and Cash Equivalents of the Company and its Consolidated Subsidiaries to (b) Stockholders’ Equity at the last day of the immediately preceding fiscal quarter. For the avoidance of doubt, the Indebtedness relating to “Bonds payable held in variable interest entities” that are not obligations of the Company, but are included on the Company’s balance sheet as required by GAAP will not be included in this calculation.

“Notes” shall have the meaning set forth in the preamble. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Par Call Date” means February 1, 2026.

“Officer’s Certificate” means a certificate signed by an Officer of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 13.07 of the Base Indenture, if and to the extent required by the provisions thereof. An Officer’s Certificate given pursuant to Section 5.4 shall be signed by the principal executive, financial or accounting officer of the Company, but need not contain the statements provided for in Section 13.07 of the Base Indenture.

“Outstanding” when used with reference to the Notes, means, subject to the provisions of Section 2.4, as of any particular time, all Notes theretofore authenticated and delivered by the Trustee under the Indenture, except (a) Notes theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Notes or portions thereof for the payment or redemption of which cash or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that, if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 of the Base Indenture, unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Holder” means: NexPoint Real Estate Advisors VII, L.P. and its affiliates.

“Permitted Indebtedness” means, without duplication, each of the following:

1) Indebtedness under: (a) the Notes; and (b) Existing OP Notes;

2) Indebtedness under Debt Facilities outstanding on the Issue Date and (b) Indebtedness incurred after the Issue Date pursuant to Debt Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (i) the maximum aggregate amount available under the Existing Credit Agreements as in effect on the Issue Date and (ii) an amount equal to (x) 35.0% of Total Assets less (y) all other Secured Debt outstanding;

3) other Indebtedness of the Company and its subsidiaries outstanding on the Issue Date (other than Indebtedness described in clauses (1) and (2) of this definition);

4) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its subsidiaries and Interest Swap Obligations of any subsidiary of the Company covering Indebtedness of such subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

5) Indebtedness of a subsidiary of the Company to the Company or to a Consolidated Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Consolidated Subsidiary of the Company;

6) Indebtedness of the Company to a Consolidated Subsidiary of the Company for so long as such Indebtedness is held by a Consolidated Subsidiary of the Company, in each case subject to no Lien; provided that: (a) any Indebtedness of the Company to any Consolidated Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Indenture and the Notes; and (b) if as of any date any Person other than a Consolidated Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

8) Indebtedness of the Company or any of its subsidiaries represented by letters of credit for the account of the Company or such subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self insurance or similar requirements in the ordinary course of business;

9) Refinancing Indebtedness; and

10) additional Indebtedness of the Company and its subsidiaries in an aggregate principal amount (which amount may, but need not, be incurred in whole or in part under the Existing Credit Agreements) not to exceed the greater of (i) $100.0 million and (ii) 3.0% of Total Assets at any time outstanding.

For purposes of determining compliance with Section 5.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (10) above, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 5.2. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness.

“Permitted Liens” means:

1) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided any reserve or other appropriate provision as is required by GAAP has been made therefor; and

2) Liens of a depository institution or broker-dealer arising solely by virtue of any contractual, statutory or common law provisions relating to broker’s Liens, banker’s Liens, rights of set-off or similar rights and remedies as to deposit or brokerage accounts or other funds maintained with such depository institution or broker-dealer.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or the government of the United States of America, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Capital Stock” means Capital Stock other than Disqualified Capital Stock.

“Prospectus” means the base prospectus, dated March 31, 2021, included as part of a registration statement on Form S-3 under the Securities Act, declared effective by the Commission on March 31, 2021 (Registration No. 333- 251854), as supplemented by a prospectus supplement, dated April 13, 2021, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, as further supplemented by the free writing prospectus, dated April 13, 2021, filed by the Company with the Commission.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1, the date fixed for such redemption in accordance with the provisions of Section 4.2.

“Redemption Price” shall have the meaning set forth in Section 4.1.

“Reference Treasury Dealer” means each of any four primary U.S. government securities dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding that Redemption Date.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any subsidiary of the Company of Indebtedness incurred in accordance with Section 5.2 (other than pursuant to clauses (2), (4), (5), (6), (7), (8) or (10) of the definition of Permitted Indebtedness), in each case that does not:

1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (i) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and (ii) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“S&P” means Standard and Poor’s, Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc. and any successor thereto.

“Secured Debt” means, as of any date, that portion of principal amount of outstanding Indebtedness, excluding Intercompany Indebtedness, of the Company and its Consolidated Subsidiaries as of that date that is secured by a Lien (other than a Permitted Lien).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” shall have the meaning set forth in Section 6.1(d).

“Stated Maturity” means May 1, 2026.

“Stockholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of total stockholders’ equity or net assets, as applicable, for the Company and its Consolidated Subsidiaries at such date and the redeemable noncontrolling interests in NexPoint Real Estate Finance Operating Partnership, L.P.

“Supplemental Indenture” shall have the meaning set forth in the preamble.

“Total Assets” as of any date means the total assets of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company, determined on a pro forma basis in a manner consistent with the pro forma adjustments contained in the definition of Consolidated Fixed Charge Coverage Ratio.

“Total Unencumbered Assets” as of any date means all of the assets (excluding intangibles) of the Company and its subsidiaries that are not subject to a Lien (other than a Permitted Lien) securing Indebtedness, all on a consolidated basis for the Company and its subsidiaries in accordance with GAAP.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Trustee” shall have the meaning set forth in the preamble.

“Unsecured Debt” means that portion of the outstanding principal amount of the Company and its Consolidated Subsidiaries’ Indebtedness, excluding Intercompany Indebtedness, that is not Secured Debt.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness into; (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one- twelfth) which will elapse between such date and the making of such payment.

ARTICLE II

THE NOTES

SECTION 2.1 Terms of the Notes.

Pursuant to Section 2.01 of the Base Indenture, the following terms relating to the Notes are hereby established:

(1) The Notes shall constitute a series of Securities having the title “5.75% Senior Notes due 2026”.

(2) The initial aggregate principal amount of the Notes is $75,000,000. There is no limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture, subject to Section 2.2 and the terms of the Base Indenture.

(3) The entire outstanding principal of the Notes shall be payable as set forth in the Notes.

(4) The Initial Notes shall be issued at a public offering price of 99.46% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes. The principal amount due at the Stated Maturity and the place(s) of payment shall be as set forth in the Notes.

(5) The rate at which the Notes shall bear interest shall be as set forth in the Notes.

(6) The dates from which interest shall accrue, the Interest Payment Dates on which such interest will be payable and the record date for the determination of the Holders to whom interest is payable on any such Interest Payment Dates shall be as set forth in the Notes.

(7) Not applicable.

(8) The provisions of Article IV shall be applicable to the Notes.

(9) Not applicable.

(10) The Notes will be in substantially the form of Exhibit A, which is incorporated in and expressly made part of the Indenture.

(11) The Notes will be issued in denominations of $2,000 and integral multiples of $1,000.

(12) Not applicable.

(13) The Notes will be issuable as Global Notes and the provisions of Article III shall be applicable to the Notes.

(14) Not applicable.

(15) Not applicable.

(16) The different Events of Default contained in Section 6.1 shall be applicable to the Notes.

(17) The different covenants contained in Section 5.1, 5.3 and 5.4 and the additional covenants contained in Section 5.2 shall be applicable to the Notes.

(18) Not applicable.

(19) Not applicable.

(20) Not applicable.

(21) Not applicable.

(22) The different provisions related to defesance and discharge contained in Articles X and XI shall be applicable to the Notes.

(23) The Notes shall not be guaranteed.

(24) The information describing book-entry procedures contained in Sections 3.2 and 3.3 shall be applicable to the Notes.

(25) Such other terms as set forth in this Supplemental Indenture shall be applicable to the Notes.

SECTION 2.2 Additional Notes.

The Company will be entitled, upon delivery of an Officer’s Certificate and Authentication Order and without the consent of the Holders of the Notes, subject to compliance with Section 5.2, to issue Additional Notes under the Indenture that will have identical terms to the Initial Notes issued on the Issue Date other than with respect to the date of issuance and, under certain circumstances, the issue price and first payment of interest thereon; provided that, if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number. All the Notes issued under this Supplemental Indenture will rank equally and ratably in right of payment and will be treated as a single series for all purposes of the Indenture. With respect to any Additional Notes, the Company will set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each of which will be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(2) the issue price, the issue date and the CUSIP number of such Additional Notes.

SECTION 2.3 Security Registrar and Paying Agent.

The Trustee shall initially serve as Security Registrar and paying agent for the Notes.

SECTION 2.4 Certain Notes Owned by the Company Disregarded.

This Section 2.4 replaces Section 8.04 of the Base Indenture with respect to the Notes only.

In determining whether the Holders of the required principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company, or any other obligor upon the Notes or any affiliate of the Company or of the other obligor shall be disregarded and be considered as though not Outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows are so owned will be so disregarded.

ARTICLE III

FORM OF THE NOTES

SECTION 3.1 Global Form.

The Notes shall initially be issued in the form of one or more permanent Global Notes. The Notes shall not be issuable in definitive form except as provided in Section 3.2(a) of this Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A hereto. The Company shall execute and the Trustee shall, in accordance with Sections 2.04 and 2.11 of the Base Indenture, authenticate and hold each Global Note as custodian for the Depositary. Each Global Note will represent such of the Outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 3.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.06 and 2.07 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.2 or Sections 2.06 and 2.07 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.2(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.2(c) or 3.2(d).

(b) Legend. Any Global Note issued under this Supplemental Indenture shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.08 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(c) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 3.2(c)(1).

(2) All Other Transfers of Beneficial Interests in Global Notes. In connection with all transfers of beneficial interests that are not subject to Section 3.2(c)(1) above, the transferor of such beneficial interest must deliver to the Security Registrar both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.2(g).

(d) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.2(c)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.2(g), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.2(d) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(e) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(f) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.2(f), the Security Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.08 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.3 General Provisions Relating to Transfers and Exchanges.

(a) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Security Registrar’s request.

(b) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 4.3(b) and 8.4 and Section 2.06 of the Base Indenture).

(c) The Security Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) This Section 3.3(e) shall replace Section 2.05(d) of the Base Indenture.

Neither the Security Registrar nor the Company will be required:

(1) to issue, register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption under Article IV and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed; or

(2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(3) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Sections 2.04 and 2.11 of the Base Indenture.

(h) The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(i) In connection with any proposed transfer outside the book-entry system, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

ARTICLE IV

REDEMPTION OF THE NOTES

The provisions of Article III of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes. Sections 3.04, 3.05 and 3.06 of the Base Indenture are not applicable to the Notes.

SECTION 4.1 Optional Redemption of the Notes.

The Company may redeem on any one or more occasions some or all of the Notes before they mature. The redemption price (the “Redemption Price”) will equal the sum of (1) an amount equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the Redemption Date and (2) the Make-Whole Premium; provided that, the Company will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date. Notwithstanding the foregoing, if the Notes are redeemed on or after the Notes Par Call Date, the Redemption Price will not include the Make-Whole Premium; provided further that, if the Redemption Date falls after a record date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest and premium, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding record date (instead of the Holder surrendering its Notes for redemption) and the Redemption Price shall not include accrued and unpaid interest up to, but not including, the Redemption Date.

SECTION 4.2 Notice of Redemption; Selection of the Notes.

(a) In case the Company shall desire to exercise the right to redeem some or all of the Notes pursuant to Section 4.1, the Company shall fix a date for redemption and the Company, or, at the Company’s written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed, or sent by electronic transmission a notice of such redemption not fewer than 30 calendar days nor more than 90 calendar days prior to the Redemption Date to each Holder at its last address as the same appears on the Security Register, except that notices of redemption may be mailed or sent more than 90 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles X and XI with respect to the Notes. Such mailing shall be by first class mail or sent by electronic transmission. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(b) Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers, if any, of the Notes being redeemed, (iii) the Redemption Date, (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Note in principal amount equal to the unredeemed portion thereof will be issued.

(c) On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.2, the Company will deposit with the paying agent (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.03 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that, if such payment is made on the Redemption Date, it must be received by the paying agent, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the paying agent pursuant to this Section 4.2 in excess of amounts required hereunder to pay the Redemption Price.

(d) If less than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Notes or the Definitive Notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis, by lot or by such other method the Trustee deems fair and appropriate or as required by the Depositary for the Notes. The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

SECTION 4.3 Payment of the Notes Called for Redemption by the Company.

(a) If notice of redemption has been given as provided in Section 4.2 and the Trustee holds funds sufficient to pay the Redemption Price of the Notes on the Redemption Date, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Company shall default in the payment of such Notes at the Redemption Price, interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date and, on and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to be Outstanding and cease to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

(b) Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

ARTICLE V

ADDITIONAL COVENANTS

This Article V shall delete Section 4.05 of the Base Indenture with respect to the Notes only. The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain Outstanding:

SECTION 5.1 Reports.

This Section 5.1 shall replace Section 5.03 of the Base Indenture.

(a) The Company will file with the Trustee, within 30 days after the same have been filed with the Commission, copies of the quarterly and annual reports and the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.1(a) at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

(b) Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 5.2 Limitations on Incurrence of Indebtedness.

(a) The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of, or collectively, “incur,” any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.5 to 1.0.

(b) The Company and its subsidiaries shall maintain Total Unencumbered Assets of not less than 100% of the aggregate outstanding principal amount of Unsecured Debt of the Company and its subsidiaries, in each case on a consolidated basis.

(c) The Company shall not permit the Net Debt to Equity Ratio to be greater than 3.5 to 1.0 based on the incurrence of additional Indebtedness.

SECTION 5.3 Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes as described under Section 4.1, each Holder of Notes will have the right to require that the Company repurchase all or any part (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase, pursuant to the offer described below. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control Repurchase Event, but after the public announcement of the Change of Control Repurchase Event, the Company will give notice to each Holder with copies to the Trustee and the paying agent (if other than the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a repurchase date will be payable to Holders at the close of business on the record date for such interest payment date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Indenture by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(a) Accept for payment all Notes or portions of Notes properly tendered pursuant to its offer;

(b) Deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all Notes or portions of Notes properly tendered; and

(c) Deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being repurchased by the Company and requesting that such Notes be cancelled.

The paying agent will promptly send to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if: (1) the Company or its successor delivered a notice to redeem the Notes in the manner, at the times and otherwise in compliance with the optional redemption provisions described in Article IV prior to the occurrence of the Change of Control Repurchase Event; or (2) a third party makes an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third-party purchases all Notes properly tendered and not withdrawn under its offer.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The Company’s failure to repurchase the Notes upon a Change of Control Repurchase Event would result in an Event of Default under the Indenture.

SECTION 5.4 Compliance Certificates.

This Section 5.4 shall replace Section 13.12 of the Base Indenture with respect to the Notes only.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Notes were Outstanding, a certificate by an Officer of the Company stating whether or not the Officer knows of any Default or Event of Default under the Indenture, and, if so, specifying such Default or Event of Default and the nature and status thereof.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Sections 6.1, 6.2 and 6.3 shall replace Section 6.01 of the Base Indenture with respect to the Notes only. Sections 6.4 and 6.5 shall replace Sections 6.06 and 7.14 of the Base Indenture, respectively, with respect to the Notes only.

SECTION 6.1 Events of Default.

“Event of Default,” wherever used herein or in the Base Indenture with respect to the Notes, means any one of the following events:

(a) default in the payment of any installment of interest under the Notes that continues for a period of 90 days;

(b) default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable, whether at maturity, upon redemption or otherwise;

(c) the Company’s failure to comply with any of its other agreements in the Notes or the Indenture that it fails to cure (or obtain a waiver of) within 90 days after it receives notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding;

(d) an event of default, as defined in any bond, note, debenture or other evidence of debt of the Company, any subsidiary in which the Company has invested at least $75,000,000 in capital (a “Significant Subsidiary”) or any entity in which the Company is the general partner, in excess of $75,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt exists now or is subsequently created, which becomes accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) shall not have been annulled or rescinded within 60 days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 60 days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) are contested by us, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, shall have been entered;

(e) either the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors; or

(f) a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against either the Company or any Significant Subsidiary in an involuntary case, (ii) appoints a custodian of either the Company or a Significant Subsidiary for all or substantially all of its property or (iii) orders the liquidation of either the Company or a Significant Subsidiary and the order or decree remains unstayed and in effect for 90 consecutive days.

SECTION 6.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Notes at the time Outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or 6.1(f), which shall result in an automatic acceleration), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes by giving notice to the Trustee may declare the principal amount of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(e) or 6.1(f) occurs, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after the principal amount of (and premium, if any, on) and accrued and unpaid interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained by the Trustee or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences, subject in all respects to Section 6.4, if: (a) the Company has deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration and the amount payable to the Trustee under Section 7.3; (b) any and all Events of Default with respect to the Notes, other than the nonpayment of principal on (and premium, if any, on) and accrued and unpaid interest on the Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.4; and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

SECTION 6.3 Restoration of Rights and Remedies.

If the Trustee shall have proceeded to enforce any right with respect to the Notes under the Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and Trustee shall continue as though no such proceedings had been taken.

SECTION 6.4 Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Notes, determined in accordance with Section 2.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that such direction shall not be in conflict with any rule of law or with the Indenture. Subject to the provisions of Section 7.01 of the Base Indenture, the Trustee shall have the right to refuse to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or officers of the Trustee, determine that the proceeding so directed, subject to the Trustee’s duties under the Trust Indenture Act or would involve the Trustee in personal liability or might be unduly prejudicial to the Holders not involved in the proceeding and may take any other action it deems proper that is not inconsistent with any such direction received from Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of the Notes waive any past Default hereunder with respect to the Notes and its consequences, except a Default (a) in the payment of the principal of or interest or premium, if any, on the Notes (provided, however, that the Holders of a majority in principal amount of the Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (b) in respect of a covenant or provision contained in the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5 Notice of Default.

If any Default or any Event of Default occurs and is continuing with respect to the Notes and if a Responsible Officer of the Trustee has received notice of such Event of Default in accordance with Section 7.1(h), the Trustee shall send to each Holder of the Notes in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act notice of a Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that withholding such notice is in the interests of the Holders of the Notes.

SECTION 6.6 Cure of Default.

Any Default or Event of Default resulting from the failure to deliver a notice, report or certificate under the Indenture shall cease to exist and be cured in all respects if the underlying Default or Event of Default giving rise to such notice, report or certificate requirement shall have ceased to exist or be cured.

ARTICLE VII

CONCERNING THE TRUSTEE

Sections 7.1, 7.2 and 7.3 shall replace Sections 7.02, 7.05 and 7.06 of the Base Indenture, respectively, with respect to the Notes only.

SECTION 7.1 Certain Rights of Trustee.

Except as otherwise provided in Section 7.01 of the Base Indenture:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution of the Company or an instrument signed in the name of the Company by an Officer of the Company (unless other evidence in respect thereof is specifically prescribed herein);

(c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; subject to Section 7.01(b)(iv) of the Base Indenture, nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Notes (that has not been cured or waived), to exercise with respect to the Notes such of the rights and powers vested in it by the Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (determined as provided in Section 2.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Indenture, the Trustee may require indemnity reasonably satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any gross misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default, except a payment default under Section 6.1(a) or 6.1(b), unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(i) The Trustee shall not be liable for any special, indirect, punitive or consequential losses or damages (including without limitation lost profits) even if the Trustee has been advised of the possibility of such loses or damages and regardless of the form of the action.

(j) The Trustee shall not be required to provide a bond or other security with respect to the performance of its power and duties under the Indenture.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(l) The Trustee may accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(m) Any permissive right given to the Trustee hereunder shall not be construed as a duty.

SECTION 7.2 Moneys Held in Trust.

Subject to the provisions of Sections 10.2, 11.5, 11.6 and 11.7, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

SECTION 7.3 Compensation and Reimbursement.

(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided in the Indenture, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of the Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its gross negligence or bad faith and except as the Company and Trustee may from time to time agree in writing. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

(b) To secure the Company’ payment obligations in this Section 7.3, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or 6.1(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.3 shall survive the resignation or removal of the Trustee and the termination or satisfaction of the Indenture.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Article VIII shall replace Article 9 of the Base Indenture with respect to the Notes only.

SECTION 8.1 Supplemental Indentures Without the Consent of Holders.

Notwithstanding Section 8.2, the Company and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

(b) to evidence a successor to the Company as obligor under the Indenture;

(c) to make any change that does not adversely affect the interests of the Holders of Notes;

(d) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(e) to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(f) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to comply with the requirements of the Depositary;

(g) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(h) to secure the Notes (or to release collateral previously added pursuant to this clause);

(i) to add guarantors with respect to the Notes (or to release guarantors previously added pursuant to this clause); and

(j) to conform the text of the Indenture or the Notes to any provision of the description thereof set forth in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision of the Indenture or the Notes (which intent will be established by an Officer’s Certificate delivered by the Company to the Trustee).

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

SECTION 8.2 Supplemental Indentures With the Consent of Holders.

With the consent (evidenced as provided in Section 8.01 of the Base Indenture, which may include consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, the Company, when authorized by a Board Resolution of the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating (or waiving any past default or compliance with) any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner not covered by Section 8.1 the rights of the Holders of the Notes under the Indenture; provided that no such supplemental indenture shall, without the consent of each Holder of Notes then Outstanding and affected thereby:

(a) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

(b) reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

(c) reduce the principal of or premium, if any, on or change the Stated Maturity of the Notes;

(d) waive a Default in the payment of the principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make the principal of or premium, if any, or interest on the Notes payable in any currency other than that stated in the Notes;

(f) make any change in Sections 4.01 and 6.04 of the Base Indenture or Sections 6.4 or 8.2(f) (this sentence); or

(g) waive a redemption payment with respect to the Notes.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

It shall not be necessary for the consent of the Holders of the Notes under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 8.3 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article VIII or of Section 9.2, the Indenture shall, with respect to the Notes, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

SECTION 8.4 Notes Affected by Supplemental Indentures.

Notes affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article VIII or of Section 9.2, may bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of the Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

SECTION 8.5 Execution of Supplemental Indentures.

Upon the request of the Company, accompanied by a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Notes required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01 of the Base Indenture, may receive, in addition to the documents required by Section 13.07(a) of the Base Indenture, an Officer’s Certificate or an Opinion of Counsel stating that and as conclusive evidence that any supplemental indenture executed pursuant to this Article VIII is authorized or permitted by, and conforms to, the terms of this Article VIII and that it is proper for the Trustee under the provisions of this Article VIII to join in the execution thereof; provided, however, that such Officer’s Certificate or Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Securities pursuant to Section 2.01 of the Base Indenture.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall transmit by electronic transmission, a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of the Notes affected thereby as their names and addresses appear upon the Security Register. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE IX

SUCCESSOR ENTITY

This Article IX shall replace Article 10 of the Base Indenture with respect to the Notes only.

SECTION 9.1 Company May Consolidate on Certain Terms.

The Company may consolidate with, or sell, lease or convey all or substantially all of its respective assets to, or merge with or into, any other entity; provided that upon any such consolidation or merger (in each case, if the Company is not the survivor of such transaction), sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of (premium, if any) and interest on all of the notes shall be expressly assumed by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such assets.

SECTION 9.2 Successor Entity Substituted.

(a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations set forth under Section 9.1 on all of the Notes Outstanding, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor entity shall be relieved of all obligations and covenants under the Indenture and the Notes.

(b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c) Nothing contained in this Article IX shall require any action by the Company in the case of a consolidation or merger of any Person into the Company where the Company is the survivor of such transaction, or the acquisition by the Company, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company).

ARTICLE X

SATISFACTION AND DISCHARGE

This Article X shall replace Article 11 of the Base Indenture with respect to the Notes only.

SECTION 10.1 Satisfaction and Discharge.

The Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(a) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the Stated Maturity or the Redemption Date;

(b) in respect of subclause (2) of clause (a) of this Section 10.1, no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of liens to secure such borrowings);

(c) the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 10.1, the provisions of Sections 10.2 and 11.6 will survive. In addition, nothing in this Section 10.1 will be deemed to discharge those provisions of Section 7.3 that, by their terms, survive the satisfaction and discharge of the Indenture.

SECTION 10.2 Application of Trust Money.

Subject to the provisions of Section 11.6, all money deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or paying agent is unable to apply any money or Governmental Obligations in accordance with Section 10.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1; provided that, if the Company has made any payment of principal of, premium on, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Governmental Obligations held by the Trustee or paying agent.

ARTICLE XI

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 11.1 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of the Board of Directors of the Company evidenced by a Board Resolution set forth in an Officer’s Certificate, elect to have either Section 11.2 or 11.3 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article XI.

SECTION 11.2 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 11.1 of the option applicable to this Section 11.2, the Company will, subject to the satisfaction of the conditions set forth in Section 11.4, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which will thereafter be deemed to be Outstanding only for the purposes of Section 11.5 and the other Sections of the Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on such Notes when such payments are due from the trust referred to in Section 11.4;

(b) the Company’s obligations with respect to such Notes under Article II and Section 4.02 of the Base Indenture;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d) this Article XI.

Subject to compliance with this Article XI, the Company may exercise its option under this Section 11.2 notwithstanding the prior exercise of its option under Section 11.3.

SECTION 11.3 Covenant Defeasance.

Upon the Company’s exercise under Section 11.1 of the option applicable to this Section 11.3, the Company will, subject to the satisfaction of the conditions set forth in Section 11.4, be released from its obligations under the covenants contained in Article V and Article IX and any additional covenants specified in any Board Resolution or indenture supplemental hereto with respect to the Notes on and after the date the conditions set forth in Section 11.4 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes will not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant and any additional covenants specified in any Board Resolution or indenture supplemental hereto, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 with respect to the Outstanding Notes, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby.

SECTION 11.4 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 11.2 or 11.3:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the Outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(2) in the case of an election under Section 11.2, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 11.3, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company is a party or by which the Company is bound; and

(6) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 11.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.6, all cash and Governmental Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.4 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any paying agent (including the Company acting as paying agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Governmental Obligations deposited pursuant to Section 11.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Notwithstanding anything in this Article XI to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any cash or Governmental Obligations held by it as provided in Section 11.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 11.6 Repayment to the Company.

Any money deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on any Notes and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 11.7 Reinstatement.

If the Trustee or paying agent is unable to apply any cash or Governmental Obligations in accordance with Section 11.2 or 11.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3 until such time as the Trustee or paying agent is permitted to apply all such cash or Governmental Obligations in accordance with Section 11.2 or 11.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or Governmental Obligations held by the Trustee or paying agent.

ARTICLE XII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

This Section 12.1 replaces Section 12.01 of the Base Indenture with respect to the Notes only.

SECTION 12.1 No Recourse.

No recourse under or upon any obligation, covenant or agreement of the Indenture, or of the Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or any of its affiliates or subsidiaries or of any predecessor or successor Person, either directly or through the Company or any of its affiliates or subsidiaries or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or any of its affiliates or subsidiaries or of any predecessor or successor Person, or any of them, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

SECTION 13.1 Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture made by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture made by or on behalf of the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 13.2 Actions by Successor.

Any act or proceeding by any provision of this Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any Person that shall at the time be the lawful successor of the Company.

SECTION 13.3 Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), e-mail or overnight air courier guaranteeing next day delivery to the others’ address:

If to the Company:

NexPoint Real Estate Finance, Inc.

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

Attn: Corporate Secretary

Email: bmitts@nexpoint.com

With a copy to:

Winston & Strawn LLP

212 N. Pearl Street, Suite 900

Dallas, Texas 75201

Attention: Charlie Haag

Email: chaag@winston.com

If to the Trustee:

UMB Bank, National Association

555 San Felipe Street, Suite 870

Houston, Texas 77056

Attention: Mauri Cowen

Email: mauri.cowen@umb.com

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if transmitted by e-mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder, when the Notes are in the form of Definitive Notes, will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Security Registrar. Any notice or communication to a Holder, when the Notes are in the form of Global Notes, will be sent pursuant to Applicable Procedures. Any notice or communication will also be so sent to any Person described in the Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act if the Indenture is then qualified thereunder. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, regardless of whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

SECTION 13.4 Governing Law/Waiver of Jury Trial.

This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the internal law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York, except to the extent that the Trust Indenture Act is applicable. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 13.5 Conflict with Trust Indenture Act.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act, such Trust Indenture Act provision shall control.

SECTION 13.6 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture of signature pages thereof by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.7 Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 13.8 The Trustee.

The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Company. The recitals contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), excluding any creditor relationship listed in Trust Indenture Act Section 311(b), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor). If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture.

SECTION 13.9 Ratifications.

The Base Indenture, as amended, modified or supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by all as of the day and year first written above.

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Executive VP- Finance, Secretary and Treasurer

[Signature Page to Supplemental Indenture]

TRUSTEE:

UMB BANK, NATIONAL ASSOCIATION

By:	/s/ Mauri Cowen
Name:	Mauri J. Cowen
Title:	Senior Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.08 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEXPOINT REAL ESTATE FINANCE, INC.

Certificate No. [__]	$[___]

CUSIP No. [___]

5.75% Senior Notes Due 2026

NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [__________] MILLION DOLLARS ([$__________])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on May 1, 2026 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2021, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.75%, from May 1 or November 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from April 20, 2021, until payment of said principal sum has been made or duly provided for. The Company shall pay interest to Holders of record on the April 15 or October 15 immediately preceding the applicable May 1 or November 1 interest payment date, respectively, in accordance with the terms of the Indenture. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto, or on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NEXPOINT REAL ESTATE FINANCE, INC.

By:
Name: Brian Mitts
Title: Chief Financial Officer, Executive VP – Finance, Secretary and Treasurer

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

[_________] as Trustee, certifies that this is one of the Global Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

NexPoint Real Estate Finance, Inc.

5.75% Senior Notes due 2026

1.	Notes.

This Note is one of a duly authorized issue of Securities of the Company, designated as its 5.75% Senior Notes due 2026 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of April 13, 2021 (herein called the “Base Indenture”), among the Company and UMB Bank, National Association, as trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 20, 2021 (herein called the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company and the Trustee, to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings set forth in the Indenture.

2.	No Sinking Fund.

The Notes are not subject to redemption through the operation of any sinking fund.

3.	Optional Redemption.

The Company may redeem on any one or more occasions some or all of the Notes before they mature. The Redemption Price will equal the sum of (1) an amount equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the Redemption Date and (2) the Make-Whole Premium. Notwithstanding the foregoing, if the Notes are redeemed on or after February 1, 2026, the Redemption Price will not include the Make-Whole Premium.

4.	Notice of Redemption.

In case the Company shall desire to exercise the right to redeem some or all of the Notes, the Company shall fix a date for redemption and the Company, or, at the Company’s written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed, or sent by electronic transmission a notice of such redemption not fewer than 15 calendar days nor more than 60 calendar days prior to the Redemption Date to each Holder at its last address as the same appears on the Security Register, except that notices of redemption may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles X and XI of the Indenture with respect to the Notes.

5.	Acceleration Upon Event of Default.

The Events of Default relating to the Notes are set forth in Section 6.1 of the Supplemental Indenture. If an Event of Default (other than an Event of Default specified in Sections 6.1(e) or 6.1(f) of the Supplemental Indenture) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by giving notice to the Trustee,

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and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 6.1(e) or 6.1(f) of the Supplemental Indenture occurs with respect to the Company, the principal of and accrued and unpaid interest, if any, on all the Notes shall be immediately and automatically due and payable without necessity of further action.

6.	Amendment and Modification.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 8.1 of the Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

7.	Denominations, Transfer, Exchange.

The Notes are issuable in fully registered form, without coupons, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

8.	Persons Deemed Owners.

The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

9.	No Recourse.

No recourse under or upon any obligation, covenant or agreement of the Indenture, or of the Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or any of their respective affiliates or subsidiaries or of any predecessor or successor Person, either directly or through the Company or any of its affiliates or subsidiaries or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or any of its affiliates or subsidiaries or of any predecessor or successor Person, or any of them, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal

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liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

10.	Governing Law.

The Supplemental Indenture and this Note shall be governed by, and construed in accordance with the internal law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-6

SCHEDULE OF EXCHANGES OF INTEREST IN THE GLOBAL NOTE*

The initial principal amount of this Global Note is $75,000,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included if the Note is issued in global form.

A-7